Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-257318) and Form S-8 (No. 333-198796, 333-224967, and 333-239097) of Dynex Capital, Inc. (the “Company”) of our reports dated February 26, 2024, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.
(Signed manually)

BDO USA, P.C.
Richmond, Virginia
February 26, 2024